EXHIBIT 10(a)


                                   June 13, 1986



Janus Investment Fund
100 Fillmore Street, Suite 300
Denver, Colorado  80206

     Re:  Shares of Janus Fund Series of
          JANUS INVESTMENT FUND

Gentlemen:

     We have acted as counsel for Janus Investment Fund, a Massachusetts business trust (the "Trust"), in connection with a plan to reorganize Janus Fund, Inc. (the "Corporation") from a Maryland corporation into the Trust. This plan is set forth in an Agreement and Plan of Reorganization and Liquidation, dated February 12, 1986, by and between the Corporation and the Trust (the "Agreement"). Pursuant to the Agreement, at 5:00 p.m., Eastern time, on June 16, 1986 (the "Effective Time of the Reorganization"), the Corporation will transfer all of its business and assets, and assign all of its liabilities, to the Trust, and the Trust shall acquire all such business and assets, and shall assume all such liabilities, in exchange for delivery to the Corporation of a number of shares (both full and fractional) of the Janus Fund series of the Trust equivalent to the number of shares of capital stock of the Corporation outstanding immediately prior to the Effective Time of the Reorganization. (The shares of the Janus Fund series of the Trust, par value $.01 per share, hereinafter shall be referred to as the "Shares.") The Shares received by the Corporation thereupon will be distributed to the shareholders of the Corporation of record as of the Effective Time of the Reorganization in exchange for their capital stock in the Corporation on a share-for-share basis. Thereafter, Shares are proposed to be offered and sold to the public by the Trust.

     Post-Effective Amendment No. 30 to Registration Statement No. 2-34393 (the "Registration Statement") with respect to the Shares was filed with the Securities and Exchange Commission on April 17, 1986, and Post-Effective Amendment No. 31 to the Registration Statement is to be filed on or about June 16, 1986.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of certain records, instruments, certificates and other documents, have made such inquiries as to questions of fact of officers and representatives of the Corporation and of the Trust, and have made such examinations of law as we have deemed appropriate for purposes of giving the opinion hereinafter expressed. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic or original documents of all documents submitted to us as certified, conformed or photostatic copies,

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Janus Investment Fund
June 13, 1986
Page 2

and the execution by duly authorized corporate officers, directors or trustees of all documents reviewed by us in connection with the opinions set forth herein.

     We are attorneys in the State of Colorado and accordingly express no opinion as to the laws of any jurisdiction other than the State of Colorado and the United States of America, except that we do express certain opinions as to the laws of the State of Massachusetts, but do so solely in reliance on the opinion of Sullivan & Worcester of Boston, Massachusetts to our firm dated June 12, 1986.

     Based on the foregoing, it is our opinion that the Shares have been duly authorized and, either when issued and delivered to the stockholders of the Corporation pursuant to the Agreement, or when issued and sold pursuant to the Registration Statement, will be validly issued and fully paid and will be nonassessable by the Trust.

     With respect to the opinions stated above, we wish to point out that the shareholders of a Massachusetts business trust may, under some circumstances, be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

                                        Very truly yours,

                                        / s /  Davis, Graham & Stubbs

                                        DAVIS, GRAHAM & STUBBS